Exhibit 99.1

Cyclo Therapeutics, Inc. and Applied Molecular Transport Inc. Enter into a Definitive Merger Agreement

Combined company will operate as Cyclo Therapeutics with primary focus on advancing Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1 (NPC1)

At closing combined Company will have approximately $13.7 million cash on hand to fund operations into 2H 2024

Upcoming milestones include completion of enrollment in pivotal Phase 3 clinical trial in NPC1, reporting top line data and preparation for NDA submission

GAINESVILLE, FL and SOUTH SAN FRANCISCO, CA – (Businesswire) – September 21, 2023 – Cyclo Therapeutics, Inc. (Nasdaq: CYTH) (“Cyclo Therapeutics” or the “Company”), a clinical stage biotechnology company focused on developing transformative therapies for rare and neurological diseases with limited treatment options, and Applied Molecular Transport Inc. (Nasdaq: AMTI) (“AMT”), a biopharmaceutical company, announced today that the companies have entered into a definitive agreement (the Merger Agreement) pursuant to which AMT will merge with Cyclo Therapeutics in an all-stock transaction (the Merger). Following the closing of the Merger, the combined company will operate under the name “Cyclo Therapeutics, Inc.” and will continue trading on The Nasdaq Capital Market under the ticker symbol “CYTH”. The combined company will focus on advancing Cyclo Therapeutics’ pivotal Phase 3 global study (TransportNPC™) evaluating Trappsol® Cyclo™ for Niemann-Pick Disease Type C1 (NPC1). The transaction is currently expected to close in the fourth quarter of 2023.

“We are extremely pleased to enter into this merger agreement with Applied Molecular Transport,” commented N. Scott Fine, CEO of Cyclo Therapeutics. “Our Board and leadership team believe this will be a transformational transaction that will be beneficial to all of our stakeholders in the near and long term. Importantly, this transaction bolsters our cash position to complete our Phase 3 study and support operations through the regulatory submission process, assuming a successful outcome in our pivotal study. We remain dedicated to bringing our NPC global pivotal program, which is on track to complete enrollment by the end of 2023, across the finish line towards approval. We will be working in earnest to close this exciting and strategic transaction.”

Shawn Cross, CEO of AMT added, “Following an extensive and thorough strategic review process, we view this merger with Cyclo Therapeutics as the best path forward for AMT shareholders given the promise and potential of its late-stage program in NPC1. We are encouraged by the progress shown in this important program and Cyclo Therapeutics’ long-standing support of NPC1 patients and their families in its compassionate use program. Cyclo Therapeutics has continued to demonstrate its commitment to developing life-changing medicines and execution across clinical and regulatory fronts. Our board and management believe the company is well positioned to unlock significant value and successfully advance Trappsol® Cyclo™ through the on-going pivotal trial and ultimately to approval with the goal of providing a safe, convenient and effective alternative for people who are living with a debilitating disease.”

About the Proposed Transaction

Under the terms of the Merger Agreement, AMT stockholders will receive approximately 0.174 shares of Cyclo Therapeutics in exchange for each of their shares in AMT (subject to adjustment based on AMT’s net cash at closing). Cyclo Therapeutics expects to issue approximately 7.624 million shares of Cyclo Therapeutics’ common stock to AMT shareholders, equating to approximately 25% of the combined company on a fully diluted basis.

The combined company will be led by the existing Cyclo Therapeutics management team and will be headquartered in Gainesville, FL. Subsequent to the closing of the transaction, Shawn Cross, Chief Executive Officer and Board Chair of AMT will be appointed to the Cyclo Therapeutics Board of Directors.

The Merger has been approved by the board of directors of each company and is currently expected to close in the fourth quarter of 2023, subject to the satisfaction or waiver of customary conditions, including the requisite approval by Cyclo Therapeutics’ and AMT’s stockholders and the effectiveness of a registration statement on Form S-4 to register the shares of Cyclo Therapeutics common stock to be issued in connection with the transaction. As the transaction proceeds, the parties will publicly disclose required information either through press releases or filings with the Securities and Exchange Commission (the “SEC”), as appropriate.

MTS Health Partners, L.P. is acting as financial advisor to AMT in connection with the transaction. Fox Rothschild LLP is serving as legal advisor to Cyclo Therapeutics and Wilson Sonsini Goodrich & Rosati, P.C. is serving as legal advisor to AMT.

About Cyclo Therapeutics

Cyclo Therapeutics, Inc. is a clinical-stage biotechnology company focused on developing transformative therapies for rare and neurological diseases with limited treatment options. The Company’s investigational Trappsol® Cyclo™, an orphan drug designated product in the United States and Europe, is the subject of four formal clinical trials for Niemann-Pick Disease Type C, a rare and fatal genetic disease, (www.ClinicalTrials.gov NCT02939547, NCT02912793, NCT03893071 and NCT04860960). The Company is conducting a Phase 2b clinical trial using Trappsol® Cyclo™ intravenously in early Alzheimer’s disease (NCT05607615) based on encouraging data from an Expanded Access program for Alzheimer’s disease (NCT03624842). Additional indications for the active ingredient in Trappsol® Cyclo™ are in development. For additional information, visit the Company’s website: www.cyclotherapeutics.com.

About Applied Molecular Transport Inc.

AMT is a biopharmaceutical company that has a proprietary technology platform that enables the design of novel biologic product candidates in patient-friendly oral dosage forms.

AMT has completed four Phase 2 clinical trials for its most advanced product candidate, AMT-101.

For additional information on AMT, please visit www.appliedmt.com.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” “target,” potential,” “probable,” “opportunity,” “future,” “promising,” “likely” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Cyclo Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2022, AMT’s Annual Report on Form 10-K for the year ended December 31, 2022, AMT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and AMT’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, each of which is on file with the Securities and Exchange Commission (“SEC”). Among other things, these risks include that there can be no guarantee that the proposed business combination will be completed in the anticipated timeframe, that the conditions required to complete the proposed combination will be met, risks relating to Cyclo Therapeutics and AMT’s ability to correctly estimate their respective operating expenses and expenses associated with the transaction, as well as uncertainties regarding the impact of any delay in the closing would have on the anticipated cash resources or the combined companies upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources, potential adverse reactions or changes to business relationships resulting from the announcement, and legislative, regulatory, political and economic developments.

These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our respective management teams to predict all risk factors, nor can we assess the impact of all factors on our respective businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Important Additional Information Will Be Filed with the SEC

Cyclo Therapeutics plans to file with the SEC a Registration Statement on Form S-4 in connection with the transactions and both Cyclo Therapeutics and AMT plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transactions. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the proposed transaction or incorporated by reference into the Joint Proxy Statement/Prospectus (if any) carefully when they are available before making any voting or investment decision with respect to the proposed transactions. The Registration Statement, the Joint Proxy Statement/Prospectus and other documents filed with the SEC in connection with the proposed transaction or incorporated by reference into the Joint Proxy Statement/Prospectus (if any) will contain important information about Cyclo Therapeutics, AMT, the transactions and related matters. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Cyclo Therapeutics and AMT through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Cyclo Therapeutics by contacting cyth@jtcir.com or AMT by contacting asantos@wheelhouselsa.com.

Participants in the Solicitation

Cyclo and AMTI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Cyclo’s directors and executive officers is contained in Cyclo’s proxy statement dated June 13, 2023, which is filed with the SEC. Information regarding AMTI’s directors and executive officers is contained in AMT proxy statement dated April 28, 2023, which is filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests in the proposed business combination will be available in the Registration Statement and the Joint Proxy Statement / Prospectus.

Investor Contact:

Cyclo Therapeutics, Inc.

JTC Team, LLC

Jenene Thomas

(833) 475-8247

CYTH@jtcir.com

Applied Molecular Transport Inc.

Wheelhouse Life Science Advisors

Alexandra Santos

asantos@wheelhouselsa.com